                                                                    Exhibit 12.1

                  EarthWatch Incorporated, dba DigitalGlobe
              Computation of Ratio of Earnings to Fixed Charges
                           (dollars in thousands)



                                                                                                  Period From
                                                                                                January 1, 1995
                                                          Year Ended December 31,               (Inception) to
                                         ---------------------------------------------------      December 31,
                                              1997       1998       1999      2000      2001           2001
                                              ----       ----       ----      ----      ----     ---------------
Pre-tax Income (Loss)                    $(50,731)  $ (12,920)  $(20,319)  $79,682  $(49,290)       $ (87,193)
                                         ===================================================      ===============

Fixed Charges:
  Interest Expense                       $     86   $   1,340   $  5,482   $ 4,492  $  4,726        $  16,215
  Capitalized Interest                      5,670       6,056     11,340    24,329    12,408           59,948
  Rent                                        410         341        385       470       357            2,380
                                         ---------------------------------------------------      --------------
Total Fixed Charges                      $  6,166   $   7,737   $ 17,207   $29,291  $ 17,491        $  78,543
                                         ====================================================     ==============
Earnings, as Defined                     $(50,235)  $ (11,239)  $(14,452)  $84,644  $(44,207)       $ (68,598)
                                         ====================================================     ==============
Ratio of Earnings to Fixed Charges              -           -          -     2.89x         -                -
Deficiency of Earnings to Fixed Charges  $(56,401)  $ (18,976)  $(31,659)        -  $(61,698)       $(147,141)